1,000,000 Shares

                               PATCOMM CORPORATION

                             UNDERWRITING AGREEMENT



                                                          Dated:          , 1997

Andrew Garrett, Inc.
as the Underwriter named herein
310 Madison Avenue
Suite 406
New York, N.Y. 10017

Dear Sirs:

     The undersigned, Patcomm Corporation, a Nevada corporation, (herein called the "Company"), hereby confirms its agreement with Andrew Garrett, Inc. (the "Underwriter") as follows:

     1. Description of Shares. The Company has authorized by appropriate corporate action, and proposes to issue 1,000,000 shares of common stock of the Company, $.001 par value (hereinafter called the "Shares") as more fully described in the Registration Statement and Prospectus referred to hereinafter.

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Underwriter that:

     (a) A registration statement on Form SB-2 with respect to the Shares, including a preliminary prospectus, copies of which have heretofore been delivered by the Company to the Underwriter, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (hereinafter called the "Act"), and the Rules and Regulations of the Securities and Exchange Commission (hereinafter called the "Commission") under such Act, and has been filed with the Commission (File No. ). On or prior to the effective date of such registration statement, one or more amendments to such registration statement, copies of which have heretofore been or will be delivered to the Underwriter, will have been so prepared and filed including a final prospectus, in the form heretofore delivered to the Underwriter. Such registration statement (including all exhibits thereto) as finally amended prior to the effective date thereof, each related preliminary prospectus, and the final prospectus as filed pursuant to Rule 424(b) under the Act, are hereby respectively referred to as the "Registration Statement", the "Preliminary Prospectus" and the "Prospectus".

     (b) When the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof), (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations of the Commission thereunder and will in all respects conform to the requirements of the Act and such Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will include any untrue statement of a

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


material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the preparation thereof.

     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada, with all corporate and other power and authority necessary to carry on its business; and the Company is qualified and in good standing in all other jurisdictions in which the nature of its business requires such qualification. The Company has no subsidiaries.

     (d) The consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or of its Certificate of Incorporation, or By-laws, or any order, rule or regulation applicable to the Company or any of its properties, of any court or other governmental body.

     (e) The Company has full power and authority to authorize, issue and sell the Shares on the terms and conditions herein set forth, and has taken all corporate action necessary therefor; no consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or state securities or blue sky laws. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable in accordance with its terms.

     (f) The Shares and the authorized capitalization of the Company conform to the description thereof contained in the Registration Statement and Prospectus. The outstanding shares of capital stock are, and the Shares issuable pursuant to the public offering contemplated hereby will upon such issuance be, duly authorized and issued and fully paid and non-assessable. There are no options, rights of conversion, indebtedness or calls in equity other than as disclosed in the Prospectus and Registration Statement.

     (g) Except as set forth or contemplated in the Registration Statement and Prospectus, subsequent to the respective date as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, and there has not been any material change in the capital stock or funded debt of the Company, or any material adverse change in the condition (financial or other) or results of operations of the Company.

     (h) The financial statements (audited and unaudited) set forth in the Registration Statement and Prospectus fairly present the financial condition of the Company and the results of its operations as of the dates and for the periods therein specified; and said financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles which have been consistently applied throughout the periods covered thereby.

     (i) The accountants whose opinion or opinions is or are included in the Registration Statement are independent public accountants within the meaning of the Act and the Rules Regulations of the Commission thereunder.

     (j) Except as set forth in the Prospectus, there is not pending any action, suit or other proceeding to which the Company is a party or of which any property of the Company is subject, before or by any court or other governmental body, which might result in any material adverse change in the condition, business or prospects of the Company, or might materially adversely affect the properties or assets of the Company; and, except as indicated in the Prospectus, no such proceeding is known by the Company to be threatened or contemplated.

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


     (k) The Company knows of no claim for services, either in the nature of a finder's fee, brokerage fee or otherwise, with respect to this financing, whether or not heretofore satisfied, for which it or the Underwriters or any of them may be responsible, other than as expressly disclosed in the Prospectus.

     (l) On the effective date of the Registration Statement, the outstanding capital stock of the Company will consist of not more than _________ shares of Common Stock, $0.001 par value.

     3. Employment of the Underwriter. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth:

     (a) The Company hereby employs the Underwriter as its exclusive agent to sell for its account 1,000,000 Shares as defined in Section 1 hereof, on a "best efforts, all or none" basis as to all such shares.

     (b) In the event that less than 1,000,000 Shares are sold during the offering period, this offering will not be completed, none of the Shares will be sold, and all proceeds will be returned in full, with interest in accordance with the Escrow Agreement between the parties hereto and European American Bank, to subscribers, not later than 7 business days following the expiration of ninety (90) days (or 180 days, as the case may be) from the effective date as set forth in the prospectus described herein. The escrow agent must first be provided with a properly executed W-9.

     (c) The Shares shall be offered to the general public at the initial public offering price of $5.75 per Share.

     (d) All funds received from subscribers shall be held in escrow with European American Bank (the "Escrow Agent") pursuant to an Escrow Agreement annexed as an Exhibit to the Registration Statement. Checks tendered for subscription of Shares shall be made payable to the Escrow Agent and will be transmitted to the Escrow Agent by noon of the next business day following receipt.

     (e) The Company agrees to issue or have the Shares issued in such names and denominations as may be specified by the Underwriter and to deliver the Shares on the Closing Date against payment to the company at $.5.175 per Share, less non-accountable expenses as set forth in Paragraph 4(e).

     (f) If all of the Shares are sold, the Underwriter shall be entitled to receive as compensation (a) a commission of $.575 per Share with respect to all Shares sold, which compensation the Underwriter shall be entitled to deduct and retain from the proceeds of the sale of the Shares prior to transmittal of payment to the Company.

     (g) The Underwriter and the Company, by mutual agreement may, at any time prior to Closing Date, direct that the Escrow Agent return funds to any or all subscribers.

     4. Covenants of the Company. The Company further covenants and agrees with the Underwriter that:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Act, or the Rules and Regulations of the Commission thereunder.

     (b) The Company will notify the Underwriter immediately and confirm in writing (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus or of the initiation of any proceedings for such purposes, and (iii) of the receipt of any comments (in writing or orally) from the Commission in respect of the Registration Statement or Prospectus. If the Commission shall enter a stop order or any order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus at any time, or shall initiate any proceedings for such purpose, the Company will make every reasonable effort to prevent the issuance of such order and if issued, to obtain the withdrawal thereof.

     (c) Within the time during which a prospectus relating to the Shares and/or the Underwriter Warrant Shares (or the exercise of any Shares or Underwriter Warrants) is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations of the Commission thereunder, from time to time in force, so far as necessary to permit the continuance of sales or dealings in the Shares, (or the Shares to be acquired upon the exercise of the Underwriter Warrants) as contemplated by the provisions hereof and the Prospectus; and if during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Act, the Company will promptly notify the Underwriter and will amend or supplement the Prospectus (in form reasonably satisfactory to your counsel and at the expense of the Company) so as to correct such statement or omission or effect such compliance.

     (d) The Company will cooperate with the Underwriter and will take all necessary action, and furnish to whomever the Underwriter may direct such proper information, as may be lawfully required in qualifying the Shares for offering and sale under the securities or blue sky law of such states as the Underwriter may designate, and in continuing such qualifications in effect so long as required for the distribution; provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state or to submit to any requirements which it reasonably deems unduly burdensome.

     (e) The Company will pay any and all fees, taxes and expenses incident to the performance of its obligations under this Underwriting Agreement, including, but not limited to, expenses and taxes incident to the issuance and delivery to the Underwriter of the Shares, Underwriter's Warrants and Underwriter's Warrant Shares, if any, to be sold to the Underwriter pursuant to Sections 3 and 4 hereof; all fees and disbursements of counsel and accountants for the Company; expenses and filing fees incident to the preparation, printing, delivery, shipment and filing with Commission, and state blue sky authorities of the Registration Statement and all exhibits thereto and the Prospectus, and any amendments or supplements thereto; fees of blue sky counsel equal to $15,000. to cover the fees attendant to the qualification of the Shares in a maximum of twenty (20) states or jurisdictions (which counsel is to be designated by the Underwriter and who may be Underwriter's counsel). The Company will further pay at closing for expenses incurred in connection with this offering on a non-accountable basis, an amount equal to 3% of the aggregate public offering. The Company will further pay at closing a financial consulting fee of $108,000. pursuant to the terms of a Financial Consulting Agreement between the Company and the Underwriter. It is expressly understood by and between the parties

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

hereto that if the transactions referred to herein are not consummated the Company will be under no obligation to reimburse the Underwriter, on an accountable or non-accountable basis, for any fees or expenses incurred by the Underwriter in connection with this offering.

     (f) The Company will apply the net proceeds from the sale of the Shares substantially as set forth under the caption "Use of Proceeds" in the Prospectus.

     (g) The Company will deliver to the Underwriter as promptly as practicable three signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith or incorporated therein by reference, and signed consents, certificates and opinions of accountants and of any other persons named in the Registration Statement as having prepared, certified or reviewed any part thereof, and will deliver to the Underwriter such number of unsigned copies of the Registration Statements, without exhibits, and of all amendments thereto, as the Underwriter may reasonably request. The Company will deliver to the Underwriter or upon its order, on the effective date of the Registration Statement and thereafter, subject to the provisions of Section 4(c) hereof, from time to time, as many copies of the Prospectus in final form or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter, promptly after the Closing Date, three (3) bound volumes of all of the documents, papers, exhibits correspondence and records forming the materials involved in this public offering.

     (h) The Company will make generally available to its security holders, as soon as is practicable to do so (in no event later than fifteen months after the effective date of the Registration Statement), an Earning Statement of the Company (which need not be audited) covering a period of at least twelve months beginning not later than the first day of the fiscal quarter next succeeding such effective date which shall satisfy the provisions of Section 11(a) of the Act.

     (i) For a period of at least five years from the date hereof, the Company will supply to the Underwriter, (i) as soon as practicable after the end of each fiscal year an annual report of the Company and its consolidated subsidiaries (if any) for such period, (iii) copies of such financial statements and reports as the Company may, from time to time, furnish generally to holders of any class of its stock, (iv) copies of each report which it shall be required to file with the Commission or any securities exchange at the same time as such reports are filed and (v) copies of the daily stock transfer sheets of the Company, and (vi) from time to time such other information concerning the Company as the Underwriter may reasonably request.

     (j) Simultaneously with the purchase and payment by the Underwriter for the Shares on the Closing Date the Company has agreed to sell to the Underwriter, at the closing of this offering and for an aggregate purchase price of $.001 per warrant, warrants to purchase one share of Common Stock for each 10 shares sold in the offering (the "Underwriter's Warrants"). For a period of one year following the date of this Prospectus, the Underwriter's Warrants are restricted from sale, transfer, assignment or hypothecation, except to the Underwriters and persons who are officers or partners of the Underwriters. In addition, neither the Underwriter's Warrants nor the underlying shares of Common Stock may be sold without registration or an exemption from the registration provisions of the Securities Act. The Underwriter's Warrants are exercisable at a price of 120% of the public offering price (i.e., $6.90 per share, assuming a price of $5.75 per share in this offering) for a period of four years beginning one year from the date of this Prospectus. The exercise price of the Underwriter's Warrants and the number of shares of Common Stock underlying said Underwriter's Warrants are subject to adjustment under certain circumstances to prevent dilution to the holders in the event of stock dividends, stock splits, stock combinations or upon a sale of assets, merger or consolidation.

     The Underwriter and persons to whom the Underwriter may transfer the Underwriter's Warrants have the right to join in any registration statement or offering filed by the Company under the Securities Act to register the Underwriter's Warrants and underlying securities for a period of four years commencing one year from the date of this Prospectus. In addition, for a period of six years commencing one year from the date of this Prospectus, the Company has agreed, upon request of the holders of not less than 50% of the Underwriter's Warrants or underlying securities, to file, not more than once, a registration statement under the Securities Act registering or qualifying the Underwriter's Warrants and/or the underlying shares of Common Stock at the Company's expense. All expenses of such registration or qualification (except for selling commissions and expenses and fees and expenses of counsel for the selling security holders) including, but not limited to, legal, accounting, state and federal filing fees and the cost of printing prospectuses, will be borne by the Company, which will be a substantial cost to the Company.

     Both the Underwriter's Warrants and any profits realized by the Underwriter on the sale of the shares of Common Stock underlying the Underwriter's Warrants may be considered additional underwriting compensation.

     (k) The Company grants to the undersigned a right of first refusal for a period of two (2) years after the closing date of the Public Offering for any public sale of securities of the Company to be made by the company or any subsidiary and/or its principal shareholders.

     (l) The Company shall, within thirty (30) days after the closing of the public offering, apply for listing in Standard & Poors Corporation Reports and shall use its best efforts to have the Company continuously listed in such reports, for at least five (5) years from the date of the Closing Date.

     (m) The Company shall cooperate with the Underwriter in making available to their Underwriter such information as it may request in making an investigation of the Company and its affairs.

     (n) At all times, so long as any of the Underwriter Warrants are outstanding, the Company will have reserved authorized but unissued shares, available for immediate issuance in amounts necessary for the exercise of all Underwriter Warrants then outstanding.

     (o) The Company will pay the fees and expenses (but not transfer taxes, if any) of the Company's stock transfer agents, warrant agents, and registrar (if any), without charge to stockholders and warrant holders, for not less than five years after the effective date of the Registration Statement.

     5. Conditions of the Underwriters' Obligation. The Underwriter's obligations to purchase and pay for the Shares as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (as if made on the Closing Date), of the representations and warranties of the Company herein, to the accuracy of statements of Company officers made in certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time on the day following the date of this Agreement, unless a later time and date be agreed to by the Underwriter; and no stop order suspending the effectiveness of the Registration Statement, or order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus, shall have been issued and no proceedings for such purpose shall have been instituted or be pending or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter's Counsel.

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


     (b) On the Closing Date the Underwriter shall have received an opinion of Schlueter & Associates, P.C. counsel to the Company, dated the Closing Date, to the effect that:

          (i) This Agreement and the Warrant Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms (except insofar as enforcement of the indemnification and contribution provisions thereof may be limited by applicable federal securities laws or principles of public policy and subject to bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general principles of equity). The Company has full corporate power and authority to enter into this Agreement and to sell, issue and deliver the Shares, Underwriter Warrants and all securities underlying the Underwriter Warrants;

          (ii) The Company has an authorized and outstanding capital stock as set forth under "Capitalization" in the Prospectus; all of the Company's outstanding shares have been dully authorized and validly issued, and are fully paid and non assessable; all of the securities sold and the Underwriter Warrants to be issued by the Company pursuant to this Agreement have been duly and validly authorized, issued and delivered and are fully paid and non assessable, and conform to the description thereof in the Prospectus and such description conforms to the rights duly set forth in the Certificate of Incorporation of the Company; that this Agreement and the Underwriter Warrants are, when issued in accordance with the provisions of this Agreement, be valid and legally binding obligations of the Company in accordance with their respective terms (subject to bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general principles of equity); the securities underlying the Underwriter Warrants have been validly authorized and reserved for issuance and any shares when issued in accordance with the terms of the Underwriter Warrants will be validly issued and will be fully paid and non-assessable; the holders thereof are not, and will not be, subject to any personal liability by reason of being holders thereof; and none of such securities has been issued in violation of the preemptive rights or any other rights of any shareholder of the Company and no shareholder has any preemptive right to subscribe for or to purchase any such Shares, Underwriter Warrants or securities underlying the Underwriter Warrants;

          (iii) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada, has full corporate power and authority to conduct its business as presently conducted and as described in the Prospectus and to own its properties and is duly qualified to do business and is in good standing in such jurisdiction wherein the property owned or leased by it makes such qualification necessary (except where failure to so qualify would not have a material adverse effect on the Company);

          (iv) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated by the Commission;

          (v) The Registration Statement and the Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations promulgated thereunder (except that such counsel need express no opinion as to the financial statements and schedules and financial data included therein);

          (vi) Such counsel has assisted in the preparation of the Registration Statement and the Prospectus and no fact has come to the attention of such counsel which leads such counsel to believe that, either as of the Effective Date or the date of the opinion, (a) either the Registration Statement or the Prospectus or any amendment or supplement thereto (except for the financial

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

statements and schedules and financial data included therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) there is any legal, governmental or administrative proceeding pending, threatened or contemplated to which the Company is or may become a party or of which any of its property is or may become subject, or any basis for any legal, governmental or administrative proceeding, required to be described in the Prospectus which is not described as required, or (c) there is any contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

          (vii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated therein have not and will not conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, the Certificate of Incorporation or By-Laws of the Company or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any or its property is subject, or any federal or state statute, law, rule or regulation, or any judgment, order or decree of any court or governmental agency or body known to such counsel having jurisdiction over the Company or any of its property;

          (viii) No consent, approval, authorization or order of, or declaration or filing with, any government, governmental instrumentality or court, is required for the valid consummation by the Company of the transactions contemplated by this Agreement except such as may be required under the Securities Act or any state securities or "blue sky" laws in connection with the purchase, sale and distribution of the Shares; and

          (ix) To the best of such counsel's knowledge after due inquiry, the Company possesses all permits, certificates of compliance, approvals, licenses, waivers, consents and other rights from governmental authorities which are requisite for the material conduct of its business as presently conducted and as described in the Prospectus (except such as in the aggregate would not materially affect the business or operations of the Company), for the consummation of the transactions contemplated in this Agreement and for the offering contemplated by the Prospectus, such permit, certificate of compliance, approval, license, waiver, consent and right is valid and in full force and effect.

     (c) On the Closing Date, the Underwriters shall have received from Winter, Sheifley, and Associates, P.C., a letter dated as of such date, to the effect that:

          (i) They are independent accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder;

          (ii) In their opinion, the financial statement (including the schedules, if any) in the Registration Statement examined by such firm, comply as to form in all material respects with applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2; and

          (iii) On the basis of procedures (in accordance with generally accepted accounting standards) consisting of reading the minutes of meetings of the shareholders and the Board of Directors of the Company since the date of the latest audited balance sheet as set forth in the minute book through a specified date not more than five business days prior to the Closing Date, reading the unaudited interim financial statements (if any), including the schedules (if any), of the Company included in the Registration Statement and making inquires of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (a) the unaudited financial statements (if any), including the schedules (if any), of the Company included in the Registration Statement do not comply as to form in all material respects with applicable accounting requirements of the Act and the published Rules and Regulations thereunder; (b) said financial statements including the schedules (if any), are not presented fairly, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements, or (c) during the period from the date of the latest balance sheet covered by their report(s) included in the Registration Statement to a specific date not more than five business days prior to the Closing Date, there has been any change in the capital stock or long-term debt of the Company as compared with the amounts shown in the balance sheet included in the Registration Statement, except as set forth in or contemplated by the Registration Statement, and for the period from the date of the last balance sheet contained in the Prospectus to a specified date not more than five days prior to the date of such letter, there has been any decrease, except as described in such letter and previously discussed with the Underwriter, in consolidated gross revenues, net income, consolidated assets or total stockholders' equity as compared with the amounts shown on such balance sheet, except for such changes or decreases which the Registration Statement discloses have occurred or may occur.

     (d) The Underwriter shall have received a certificate or certificates, dated the Closing Date, executed by the Chairman of the Board or the President or a Vice President of the Company and by a principal financial or accounting officer of the Company to the effect that, to the best of their knowledge based on a reasonable investigation:

          (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose have been instituted or are pending or contemplated under the Act;

          (ii) Neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth;

          (iii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, not in the ordinary course of business, and there has not been any material change in the capital stock or funded debt of the Company, or any material adverse change in the condition (financial or other) or results of operations of the Company.

          (iv) There are no legal proceedings pending or threatened against the Company of a character effecting the validity of this Agreement or required to be disclosed in the Prospectus which are not disclosed therein; there are no transactions or contracts which are required to be filed as exhibits to the Registration Statement which are not so filed;

          (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or damage to its properties, whether or not insured; and

          (vi) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

     (e) All corporate proceedings and related matters in connection with the organization of the Company and the qualification, authorization, issuance, sale and delivery of the Shares shall be satisfactory to the Law Offices of John E. Lawlor, Esq., counsel to the Underwriter, and such counsel shall have been furnished with such papers and information as he may reasonably have requested in this connection.

     (f) All such opinions, letters, certificates and documents will be in compliance with the provisions hereof only if they are satisfactory to the Underwriter and to its counsel. The Company will furnish the Underwriter with such signed or conformed copies of such opinions, letters, certificates and documents and with such additional documents, certificates or letters as the Underwriter may reasonably request.

     (g) If any condition to the Underwriter's obligations hereunder to be satisfied at or prior to the Closing Date is not so satisfied, the Underwriter may terminate this Agreement without liability on their part or on the part of the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 4(e) of this Agreement and except for any liability under
Section 6 of this Agreement.

     6. Indemnification.

     (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which it or such controlling person may become subject, under the Act or otherwise, insofar as such loses, claims, damages or liabilities ( or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse it and each such controlling person for any legal or other expenses reasonably incurred by it or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or supplement, or in such blue sky application or such other document, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof; and provided, further, that the Company will not be liable under this indemnity agreement, insofar as it relates to any Preliminary Prospectus, to the extent that any such loss, claim, damage, liability or action results from the fact that the Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sales, a copy of the Prospectus (or of the Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to you). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the

Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or supplement, or in such blue sky application or such other document, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which an Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this
Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 6. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     7. Contribution.

     (a) In order to provide for just and equitable contribution under the Act in any case in which (i) an Underwriter (or any person who controls the Underwriter within the meaning of the Act) makes claim for indemnification pursuant to Paragraph 6 (a) hereof but it is judicially determined by the entry of final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Paragraph 6 (a) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of the Underwriter or any such controlling person in circumstances for which indemnification is provided under Paragraph 6(b), then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriter is responsible for an aggregate of 10% (being the amount of the Underwriter commission) and the Company is responsible for the remaining portion; provided, however, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (b) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, any such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate with the notifying party and any other contributing party similarly notified.

     8. Representations and Indemnities to Survive Delivery. All representations and warranties of the Company contained herein and in the certificate or certificates delivered pursuant to Section 5(d) hereof, and the indemnity agreements contained in Section 6 and 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Company or any officer, director or controlling person, or any termination of this Agreement, shall survive delivery of any payment for the Shares.

     9. Effective Date of this Agreement and Termination Thereof.

     (a) This Agreement shall become effective at 10:00 a.m., New York City time, on the first full business day after the Registration Statement has become effective, or at such earlier time after the Registration Statement has become effective as the Underwriter in its discretion shall first release the Shares for sale to the public. For the purposes of this Section 9, the Shares shall be deemed to have been released for sale to the public upon release by the Underwriter of the publication of a newspaper advertisement relating to the Shares or upon release by the Underwriter of telegrams offering the Shares for sale, whichever shall first occur. The Underwriter or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below, by giving the notice hereinafter specified at or before the time this Agreement becomes effective; provided, however, that the provisions of this Section 6 and of Section 4(e) hereof shall at all times be effective.

     (b) The Underwriter shall have the right to terminate this Agreement by giving the notice hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part or be performed hereunder, or because any other condition precedent to the Underwriter's obligation hereunder required to be fulfilled by the Company is not fulfilled, or if (ii) trading on the New York Stock Exchange or Over-the-Counter Markets for the trading of securities shall have been generally suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been generally required, on the Over-the-Counter Markets, by the New York Stock Exchange or the National Association of Securities Dealers, Inc., or by order of the Commission or any other governmental authority having jurisdiction, or if there has been a substantial adverse change in general market or economic conditions, or if a banking moratorium shall have been declared by Federal or New York authorities, or if an outbreak of hostilities or other national or international calamity of such nature as to disorganize the securities markets in the United States shall have occurred since the execution hereof.

     If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 9, the Underwriter shall notify the Company promptly by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Company shall notify the Underwriter promptly by telephone or telegram, confirmed by letter.

     10. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriter shall be mailed, delivered or telegraphed and confirmed to Andrew Garrett, Inc. 310 Madison Avenue, Ste. 406, New York, N.Y. 10017, with a copy to John E. Lawlor, Esq., 129 Third Street, Mineola, N.Y. 11501 or if sent to the Company shall be mailed, delivered or telegraphed and confirmed to it at 7 Flower Field, M100,

St. James, N.Y., 11780 with a copy to Schlueter & Associates, P.C., 1050 Seventeenth Street, Ste. 1700, Denver, CO 80202.

     11. Parties. This Agreement shall insure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns, and the controlling persons and the officers and directors referred to in Section 6 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provision hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and said selling security holders and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

     12. Information Furnished by Underwriters. The statement set forth in the last paragraph on the cover page and under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus and in blue sky reports of sales, if any, constitute written information furnished by or on behalf of the Underwriter referred to in Sections 2(b), 6(a) and 6(b) hereof.

     13. Miscellaneous. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York and the Company hereby consents and will submit to the jurisdiction of the courts of the State of New York and if any federal court sitting in the City of New York with respect to controversies arising under this Agreement.

     If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriter.

                                           Very truly yours,

                                           PATCOMM CORPORATION


                                           By:
                                              ----------------------------------
                                              Frank Define, President

Accepted as of the date first above written:

ANDREW GARRETT, INC.


By:
   --------------------------------
    Drew Sycoff, President